UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2026

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)

(844) 766-4663

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2026, United Homes Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stanley Martin Homes, LLC, a Delaware limited liability company (“Parent”) and Union MergeCo, Inc., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

A Mergers & Acquisitions Committee (the “Special Committee”) of independent and disinterested members of the Company’s Board of Directors (the “Board”) has, among other things, unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders and (b) recommended that the Board adopts and approves the Merger Agreement and the Transactions, including the Merger. Thereafter, the Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement and the Transactions, including the Merger, and declared that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommended that the stockholders of the Company adopt the Merger Agreement and approve the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

The Merger is expected to be completed in the second quarter of 2026, subject to the satisfaction or waiver of the closing conditions in the Merger Agreement.

Effect on Capital Stock

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock” and together with Class A Common Stock, the “Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to the Merger Agreement or Dissenting Shares) will be converted into the right to receive cash in an amount equal to $1.18, without interest thereon (the “Per Share Amount”).

Treatment of Company Equity Awards & Other Securities

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

(i)	each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time (without regard to the exercise price of such Company Stock Option) in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the amount of the Option Consideration, if any, with respect to such Company Stock Option, except, that, if the per-share exercise price of any such Company Stock Option is equal to or greater than the Per Share Amount, such Company Stock Option will be canceled and terminated without any cash payment being made in respect thereof; and

(ii)	each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares subject to such Company RSU immediately before the Effective Time; and

(iii)	each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be canceled as of immediately prior to, and contingent upon, the Effective Time in exchange for the right to receive a lump-sum cash payment, less applicable tax withholdings, equal to the Per Share Amount multiplied by the aggregate number of Shares subject to such Company PSU immediately before the Effective Time (with any performance-based goals deemed to be achieved and satisfied at 100%).

In connection with the Merger, immediately prior to the Effective Time, the Company will be required to issue 21,866,379 shares of Company Common Stock to satisfy its obligations in respect of the Earn Out Shares, in accordance with the terms of the existing Business Combination Agreement, dated as of September 10, 2022, by and among DiamondHead Holdings Corp., Hestia Merger Sub, Inc. and Great Southern Homes, Inc. and the existing the Sponsor Support Agreement, dated as of September 10, 2022, by and among DHP SPAC-II Sponsor LLC, DiamondHead Holdings Corp., Inc., and Great Southern Homes, Inc.

Additionally, in connection with the Merger, the strike price of each Warrant will be adjusted downwards in accordance with Section 4.4 of the existing Warrant Agreement, dated as of January 25, 2021, by and between DiamondHead Holdings Corp. and American Stock Transfer & Trust Company, LLC and the strike price of each Stock Warrant will be adjusted downwards in accordance with Section 3.4 of the existing Warrant Purchase Agreement, dated as of January 28, 2022, by and between Clive R. G. (Tom) O’Grady and Great Southern Homes, Inc.

If the Merger is consummated, the Company Common Stock will be delisted from Nasdaq Global Market of the Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, as amended, the “Exchange Act”) as promptly as practicable following the Effective Time.

Delivery of Stockholder Written Consent

Following the execution of the Merger Agreement, on February 22, 2026, Michael P. Nieri and certain of his affiliates, who collectively hold approximately 70% of the total voting power of the outstanding Shares of Company Common Stock, executed and delivered to the Company a written consent (the “Written Consent”) adopting the Merger Agreement and approving the Transactions, including the Merger. As a result of the execution and delivery of the Written Consent, the holders of at least a majority of the outstanding shares of Company Common Stock with the right to vote thereon have adopted and approved the Merger Agreement. The delivery of the Written Consent constituted the necessary approvals of stockholders for the approval of the Merger, subject to the other conditions set forth in the Merger Agreement (as further described below).

Conditions to the Merger

Consummation of the Merger is subject to certain customary conditions set forth in the Merger Agreement, including, but not limited to (i) the Company receiving the Written Consent (which has been satisfied, as described above), (ii) the absence of any governmental authority of competent authority issuing any order, enacting a law or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to applicable materiality qualifiers, (iv) the performance by each party of its covenants and agreements set forth in the Merger Agreement in all material respects, and (v) absence of any Company Material Adverse Effect since the date of the Merger Agreement that has occurred that is continuing. Consummation of the Merger is not subject to any financing condition.

Non-Solicitation

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the receipt of the requisite stockholder approval (which has already been obtained via the Written Consent), the Company will be subject to customary restrictions on its ability to (i) initiate, solicit, facilitate or knowingly encourage Acquisition Proposals from third parties, (ii) engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning the Company and its subsidiaries to, any third party in connection with, or for the purpose of facilitating or knowingly encouraging the making of any Acquisition Proposal, (iii) approve, endorse, recommend, execute or enter into any letter of intent, acquisition agreement, agreement in principle, memorandum of understanding or similar contract with respect to an Acquisition Proposal or an Alternative Acquisition Agreement, (iv) grant access to the properties, books, records or personnel of the Company or its subsidiaries to any person who the Company has reason to believe is considering making, or has made, an Acquisition Proposal, (v) grant any waiver, amendment or release under any standstill or confidentiality agreement or (vi) approve, authorize or agree to do any of the foregoing, in each case, subject to limited exceptions.

Termination and Fees

The Merger Agreement contains certain termination rights for the Company, on the one hand, and the Buyer Parties, on the other hand, including, without limitation, that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m. Eastern Time, on August 22, 2026 (the “End Date”). Upon termination of the Merger Agreement under specified circumstances, including, without limitation, if the Merger Agreement is terminated (i) due to the Company willfully and materially breaching its representations, warranties or covenants in a manner that would result in certain closing conditions not being satisfied and is incapable of being cured by the End Date (or, if capable of being cured, is not cured within a 30-day cure period) or (ii) under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction is publicly known and not publicly withdrawn and, within twelve months after the date of such termination, an Acquisition Transaction is consummated or the Company enters into an agreement providing for the consummation of an Acquisition Transaction, the Company will be required to pay Parent a termination fee of $4,000,000.

In addition, Parent will be required to pay the Company a termination fee of $4,000,000 if the Merger Agreement is terminated in certain circumstances, including, without limitation, (i) due to Parent or Merger Sub willfully and materially breaching its representations, warranties or covenants that does or would have a Parent Material Adverse Effect and is incapable of being cured by the End Date (or, if capable of being cured, is not cured within a 30-day cure period) or (ii) because all conditions to the Merger have been satisfied or waived (subject to customary exceptions) and the Buyer Parties fail to consummate the Merger after receiving written notification from the Company.

Other Terms of the Merger Agreement

The Company also made customary representations and warranties in the Merger Agreement and agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the Merger that will be contained in or attached as an annex to the information statement that the Company intends to file in connection with the Merger, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”). The Company expects to file the information statement as promptly as practicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2026, the Company entered into an Employment Agreement Amendment and Waiver with Mr. Nieri (the “Employment Agreement Amendment and Waiver”), which amends certain provisions of the existing employment agreement, dated October 1, 2024, by and between the Company and Mr. Nieri, with effect as of, and contingent upon the occurrence of, the consummation of the Merger at the Effective Time. Pursuant to the Employment Agreement Amendment and Waiver, Mr. Nieri has agreed, among other things, to waive his existing severance and change of control entitlements (including the $6,000,000 cash severance payment payable in connection with a change in control and 60 months’ full healthcare coverage). Instead, Mr. Nieri will receive a one-time cash payment of $675,000 (which remains subject to execution of a release) and COBRA payments for 18 months on the same basis provided to other executives of the Company. The Employment Agreement Amendment and Waiver also amends the scope of certain restrictive covenants applicable to Mr. Nieri and his affiliates.

Item 7.01 Regulation FD Disclosure.

On February 23, 2026, the Company and Parent jointly issued a press release announcing their entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Cautionary Statement Regarding Forward-Looking Statements

This report includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger, including the delisting from Nasdaq and deregistration under the Exchange Act the timing of the foregoing. In most cases, these statements can be identified by forward-looking words such as “predict,” “continue,” anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or the negative of such terms and similar words or expressions that refer to future events or outcomes. These forward-looking statements, including statements regarding the Merger, are based largely on information currently available to the Company’s management and management’s current expectations and assumptions and are subject to various risks and uncertainties. If one or more of these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from historical results or those expressed or implied by such forward-looking statements. Although the Company believes its expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that the Company’s estimates or assumptions will be correct, and the Company cautions investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including the satisfaction of conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (iv) the ability of the Company to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemics and other public health issues, as well as management’s response to any of the aforementioned factors; (xi) global economic, political, legislative, regulatory and market conditions (including competitive pressures), including the effects of tariffs, inflation and foreign currency exchange rate fluctuations around the world; (xii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; (xiv) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and (xv) those risks and uncertainties set forth under the headings “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this report and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise, unless required by law.

Important Additional Information and Where to Find It

This report is being made in connection with the pending Merger. The Company plans to file an information statement on Schedule 14C for its stockholders with respect to the Merger. The information statement will be mailed to stockholders of the Company. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). In addition, the Company’s stockholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (ir.unitedhomesgroup.com) or by e-mailing the Company’s Investor Relations department at investors@unitedhomesgroup.com. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request by mail to United Homes Group, Inc., Investor Relations, 917 Chapin Road, Chapin, South Carolina 29036.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 22, 2026, by and among United Homes Group, Inc., Union MergeCo, Inc. and Stanley Martin Homes, LLC.*
99.1	Joint Press Release dated February 23, 2026
104	Cover page interactive data file (embedded within the Inline XBRL document).

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Homes Group, Inc.

Date: February 23, 2026	By:	/s/ Keith Feldman
	Name:	Keith Feldman
	Title:	Chief Financial Officer